Corindus Vascular Robotics, Inc. - 8-K

Exhibit 99.1

Corindus Vascular Robotics Announces Private Placement for $45 Million

Financing Supports Launch Momentum of Next-Generation CorPath GRX System

WALTHAM, MA – February 28, 2017 – Corindus Vascular Robotics, Inc. [NYSE MKT: CVRS], a leading developer of precision vascular robotics, announced today that it has entered into a Securities Purchase Agreement pursuant to which it will issue and sell an aggregate of 67,941,346 shares of its common stock in a private placement at a purchase price of $0.6616 per share, resulting in aggregate gross proceeds to the Company of approximately $45,000,000. The closing of the transaction, which is subject to customary closing conditions, is expected to occur on or before March 15, 2017.

Corindus intends to use the proceeds of the offering for general corporate purposes including global commercialization of its recently FDA-cleared next-generation CorPath® GRX System to capitalize on the potential $4.5 billion worldwide vascular robotics market.(1) Corindus is currently the only company developing and offering robotic solutions for coronary and peripheral vascular interventions performed in cath labs. The Company believes this offering will enable it to fund ongoing growth and will enhance the Company’s ability to optimize the potential of its new products and capabilities.

The financing round involved a syndicate of top tier healthcare investors. New investors include Boston Scientific Corporation [NYSE: BSX], a leading worldwide developer, manufacturer and marketer of medical devices; BioStar Ventures, a strategic venture capital partnership of key interventional cardiologists focused on accelerating value creation for medical device technologies in the cardiovascular space; Consonance Capital, a private investment firm specializing in healthcare; and Hudson Executive Capital, LP, a private investment firm that provides strategic capital and operational insight for small and mid-cap public companies. Existing investors, HealthCor Partners Management, Corindus’ largest shareholder, and Royal Philips [NYSE: PHG, AEX: PHIA], a global health technology company, also participated in the financing.

“We are pleased to announce this financing and appreciate the support of our new and existing investors,” said Mark Toland, President and Chief Executive Officer of Corindus. “The additional capital will allow us to continue the momentum created by strong interest in the recent launch of our next-generation CorPath GRX System and our expansion into Japan with an exclusive distribution agreement with MC Healthcare, Inc., a subsidiary of Mitsubishi Corporation.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state and other jurisdiction.

The securities offered and to be sold by Corindus in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission ("SEC") or an applicable exemption from such registration requirements. Corindus has agreed to file a registration statement with the SEC covering the resale of the shares of common stock sold in the private placement within 45 days of the closing of the private placement. Any resale of Corindus’ securities under such resale registration statement will be made only by means of a prospectus.

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The company's CorPath® System is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary interventions. During the procedure, the interventional cardiologist sits at a radiation-shielded workstation to advance guide catheters, stents, and guidewires with millimeter-by-millimeter precision. The workstation allows the physician greater control and the freedom from wearing heavy lead protective equipment that causes musculoskeletal injuries. With the CorPath System, Corindus Vascular Robotics brings robotic precision to interventional procedures to help optimize clinical outcomes and minimize the costs associated with complications of improper stent placement during manual procedures. Corindus stands behind its product with its unique $1,000 hospital credit "One Stent Program."  For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Examples of such statements are that:

•	the closing of the offering is expected to close on or before March 15, 2017,
•	the proceeds will facilitate the global commercialization of the CorPath GRX System to capitalize on the worldwide vascular robotics market, and
•	the proceeds from the offering will enable Corindus to fund ongoing growth and will enhance its ability to optimize the potential of its new products and capabilities.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled "Risk Factors" in the company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus' website at http://www.corindus.com.

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(1)	Market opportunity assessment based on market research reports and Corindus estimate.

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Media Contacts:

Corindus Vascular Robotics, Inc.

Kate Stanton

(508) 653-3335 ext. 200

kate.stanton@corindus.com

Investor Contact:

Lynn Pieper Lewis

415-937-5402

ir@corindus.com